As filed with the Securities and Exchange Commission on June 3, 2026.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Liftoff Mobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-1817506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Middlefield Road

Redwood City, California 94063

(Address of Principal Executive Offices) (Zip Code)

Liftoff Mobile, Inc. 2026 Omnibus Incentive Plan

Liftoff Mobile, Inc. 2026 Employee Stock Purchase Plan

Booster Parent Holdings, Inc. 2021 Stock Incentive Plan

(Full title of the plans)

Susan Rickard Hansen

General Counsel

Liftoff Mobile, Inc.

900 Middlefield Road

Redwood City, California 94063

Telephone: (650) 319-7151

(Name and address and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Jonathan R. Ozner

Katharine L. Thompson

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

(202) 636-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Liftoff Mobile, Inc. 2026 Omnibus Incentive Plan, the Liftoff Mobile, Inc. 2026 Employee Stock Purchase Plan and the Booster Parent Holdings, Inc. 2021 Stock Incentive Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Liftoff Mobile, Inc. (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Prospectus relating to the offering of common stock, par value $0.0001 per share (the “Common Stock”), of the Registrant to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Form S-1 (File No. 333-295144); and

(b) The Registrant’s Registration Statement on Form 8-A to be filed with the Commission pursuant to Section 12(b) of the Exchange Act, relating to the Registrant’s common stock, including all other amendments and reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any information deemed furnished to, rather than filed with, the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director and certain officers of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit. In addition, no provision may limit or eliminate the liability of a director for the authorization of the payment of a dividend or a stock repurchase or redemption in violation of Delaware corporate law, and no provision may limit or eliminate the liability of an officer in any action by or in the right of the corporation, including any derivative claim. The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability to the fullest extent permitted by law, as it exists now or may exist in the future. The Registrant’s amended and restated certificate of incorporation further provides that no amendment to the Registrant’s exculpation provision will limit or eliminate the rights or protections of officers with respect to acts or omissions occurring prior to the time of the amendment.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee, or agent is adjudged to be liable to the corporation. Where directors or certain officers are successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify them against the expenses such officer or director has actually and reasonably incurred.

Section 145 also provides that the expenses incurred by a director, officer, employee, or agent of the corporation or a person serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise in defending any action, suit, or proceeding may be paid in advance of the final disposition of the action, suit, or proceeding, subject, in the case of current officers and directors, to the corporation’s receipt of an undertaking by or on behalf of such officer or director to repay the amount so advanced if it shall be ultimately determined that such person is not entitled to be indemnified.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify them under Section 145.

The Registrant’s amended and restated bylaws provide that the Registrant, subject to limited exceptions, must indemnify the Registrant’s directors and officers to the fullest extent authorized by the DGCL and must pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the Registrant’s amended and restated bylaws or otherwise.

The rights to indemnification and advancement of expenses set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

The Registrant expects to maintain standard policies of insurance that provide coverage (1) to the Registrant’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that the Registrant may make to such directors and officers.

The Registrant is currently party to or intends to enter into indemnification agreements with its directors and executive officers. These agreements require or will require the Registrant subject to limited exceptions, to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses they incur as a result of any proceeding to which they are or are threatened to be made a party or participant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1

Form of Amended and Restated Certificate of Incorporation of Liftoff Mobile, Inc. (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 29, 2026).

4.2

Form of Amended and Restated Bylaws of Liftoff Mobile, Inc. (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2026).

4.3*	Liftoff Mobile, Inc. 2026 Omnibus Incentive Plan.

4.4*	Liftoff Mobile, Inc. 2026 Employee Stock Purchase Plan.

4.5

Booster Parent Holdings, Inc. 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.15 filed with the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2026).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).
107*	Filing Fee Table.

* Filed herewith

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, California, on the 3rd day of June, 2026.

LIFTOFF MOBILE, INC.

By:	/s/ Jeremy Bondy
Name: Jeremy Bondy
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Jeremy Bondy, Tarek Kutrieh and Susan Rickard Hansen, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and powers of attorney have been signed by the following persons in the capacities indicated on the 3rd day of June, 2026.

Signature	Title

/s/ Jeremy Bondy	Chief Executive Officer and Director (principal executive officer)
Jeremy Bondy

/s/ David Habiger	Chair of the Board of Directors
David Habiger

/s/ Sachin J. Bavishi	Director
Sachin J. Bavishi

/s/ Simon R. Goldman	Director
Simon R. Goldman

/s/ Elizabeth S. Rafael	Director
Elizabeth S. Rafael

/s/ Tanzeen Syed	Director
Tanzeen Syed

/s/ Jonathan Yip	Director
Jonathan Yip

/s/ Tarek Kutrieh	Chief Financial Officer (principal financial officer)
Tarek Kutrieh

/s/ Patrick Clayton	Deputy Chief Financial Officer (principal accounting officer)
Patrick Clayton